Exhibit 16.1

Ernst & Young LLP Suite 1700 390 North Orange Avenue Orlando, FL 32801-1671 Tel: +1 407 872 6600 Fax:+1 407 872 6626 www.ey.com

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549	July 1, 2011

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 1, 2011, of Universal City Development Partners, Ltd. and are in agreement with the statements contained in Item 4.01(a) therein. We have no basis to agree or disagree with other statements of the registration contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited